UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

TALARIS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40384	83-2377352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93 Worcester St.
Wellesley, Massachusetts		02481
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 502 398-9250

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TALS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously disclosed, on February 16, 2023, Talaris Therapeutics, Inc. (the “Company”) announced a reduction in force as part of its efforts to execute on its evaluation of strategic alternatives and in order to extend its resources. The initial phase of this reduction in force was substantially completed by February 28, 2023 and resulted in the termination of approximately one-third of the Company’s employees.

On April 14, 2023, the Company’s Board of Directors approved and on April 14, 2023, the Company announced a further reduction in force (the “April Reduction in Force”) that is expected to result in the termination of approximately 80 additional employees, or approximately 95% of the Company’s remaining workforce. The Company estimates that the April Reduction in Force will be substantially completed by May 26, 2023. In connection with the reduction in workforce, and in compliance with the WARN Act, for a period of sixty days commencing on April 28, 2023, the affected employees will be provided severance benefits, including cash severance payments, reimbursement of medical insurance premiums, and outplacement services. In addition, all affected employees will be offered an additional extended severance period. Each affected employee’s eligibility for these severance benefits is contingent upon such employee’s execution (and no revocation) of a separation agreement, which includes a general release of claims against the Company.

The Company estimates it will incur cash-based severance and other employee termination-related costs of approximately $5.8 million in the second quarter of 2023 related to the April Reduction in Force and an aggregate of approximately $8.7 million in cash-based severance costs when combined with the initial reduction in force.

The estimate of costs that the Company expects to incur and the timing thereof are subject to a number of assumptions, and actual results may differ. As the April Reduction in Force is implemented, the Company’s management will re-evaluate the estimated costs and expenses set forth above and may revise the estimated restructuring charge as appropriate, consistent with generally accepted accounting principles. The Company may also incur other cash or non-cash charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the April Reduction in Force.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the April Reduction in Force, the following members of the Company’s executive team will be leaving the Company to pursue new opportunities: (i) Scott Requadt, President and Chief Executive Officer, effective May 26, 2023; (ii) Nancy Krieger, Chief Medical Officer, effective April 28, 2023; (iii) Michael Zdanowski, Chief Technology Officer, effective April 28, 2023; and (iv) Andrew Farnsworth, Chief Human Resources Officer, effective May 26, 2023. The Company plans to enter into a strategic advisory agreement with Mr. Requadt that will, among other things, provide compensation to him, in an amount and on terms yet to be determined.

Each departing member of the Company’s executive team will be entitled to receive severance upon the execution of a separation and release agreement satisfactory to the Company. Assuming the execution of such agreement, each departing member of the Company’s executive team will receive severance benefits pursuant to the Company’s Amended and Restated Executive Severance and Change in Control Plan, attached as Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023.

On April 14, 2023, the Company and Mary Kay Fenton, the Company’s Chief Financial Officer, entered into a retention agreement (the “Retention Agreement”). Pursuant to the Retention Agreement, Ms. Fenton is eligible to receive a one-time cash retention bonus (the “Bonus”) from the Company in consideration for Ms. Fenton’s continued employment through and until the consummation of a Strategic Transaction (as defined in the Retention Agreement) or, in certain circumstances, upon liquidation or dissolution of the Company. The benefits provided to Ms. Fenton pursuant to the Retention Agreement are in addition to any payments she may become eligible for pursuant to the Company’s Amended and Restated Executive Severance and Change in Control Plan. This description of the Retention Agreement is a summary and is qualified in its entirety by reference to the Retention Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Retention Agreement, dated April 14, 2023, between Talaris Therapeutics, Inc. and Mary Kay Fenton.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including but not limited to, statements about its ability to identify, assess and execute a strategic transaction or realize any value from its existing assets, its ability to preserve cash, its planned workforce reduction and costs expected to be incurred in connection therewith, the adequacy or sufficiency of the Company’s existing cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the risk that the restructuring costs and charges may be greater than anticipated or incurred in different periods than anticipated; the risk that the Company’s restructuring efforts may adversely affect the Company’s internal programs and the Company’s ability to retain key personnel; the risk that the Company may not execute its planned exploration and evaluation of strategic alternatives; the availability of suitable third parties with which to conduct contemplated strategic transactions; the risk that the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; the risk that the Company’s restructuring efforts may negatively impact the Company’s business operations and reputation; and such other important factors as are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other filings on file thereafter with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talaris Therapeutics, Inc.

Date:	April 14, 2023	By:	/s/ Scott Requadt
Name: Scott Requadt Title: President and Chief Executive Officer